Exhibit 32.1

Certification of Chief Executive and Principal Accounting Officer

In connection with the Annual Report of Pro Financial Services, Inc. (the “Company”), on Form 10-K for the period ended December 31, 2009, as filed with the Securities and Exchange Commission (the “Report”), I, B. Bryan Robinson, Principal Executive Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ B. Bryan Robinson
B. Bryan Robinson
Chief Executive and Principal Accounting Officer
Date: April 13, 2010